UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2018

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland (State or other jurisdiction of incorporation)	000-52610 (Commission File Number)	20-1237795 (I.R.S. Employer Identification No.)
1985 Cedar Bridge Avenue, Suite 1 Lakewood, New Jersey 08701
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Amendment, Restatement and Reactivation of DRIP

On October 16, 2018, Lightstone Value Real Estate Investment Trust, Inc. (the “Company”) mailed a prospectus related to its amended and restated distribution reinvestment program (the “DRIP”) to its existing stockholders. The DRIP, which had been suspended since 2015, will be reactivated as amended and restated effective on October 25, 2018.

Pursuant to the DRIP following its reactivation, the Company’s stockholders who elect to participate may invest all or a portion of the cash distributions that the Company pays them on shares of the Company’s common stock in additional shares of the Company’s common stock without paying any fees or commissions. The purchase price for shares under the DRIP will be equal to 95% of the Company’s current estimated per-share net asset value (“Estimated Per-Share NAV”), as determined by the Company’s board of directors and reported by the Company from time to time, and will therefore initially be $11.11 per share, based on the Estimated Per-Share NAV of $11.69 as of September 30, 2017 published on December 11, 2017.

The foregoing summary of the material terms of the DRIP does not purport to be complete and is subject to, and qualified in its entirety by reference to, the DRIP which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Amended and Restated Distribution Reinvestment Program (incorporated by reference to Exhibit 4.1 to Lightstone Value Plus Real Estate Investment Trust, Inc.’s Registration Statement on Form S-3 (File No. 333-227864), filed with the Securities and Exchange Commission on October 16, 2018)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2018	LIGHTSTONE VALUE REAL ESTATE INVESTMENT TRUST, INC.

	BY:	/s/ David Lichtenstein
David Lichtenstein
Chief Executive Officer and Chairman of the Board